UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 21, 2011

First Bancorp

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

341 North Main Street, Troy, North Carolina	27371
(Address of Principal Executive Offices)	(Zip Code)

(910) 576-6171

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

First Bancorp

INDEX

Page

Item 1.01 – Entry Into a Definitive Material Agreement Item 7.01 – Regulation FD Disclosure	3 3

Item 9.01 – Financial Statements and Exhibits	3

Signatures	4

Exhibit 10.1 - Branch Purchase and Assumption Agreement by and between First Bank, Waccamaw Bank, and Waccamaw Bankshares, Inc.	Exhibit
Exhibit 99.1- Press Release dated October 24, 2011	Exhibit

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Item 1.01 – Entry Into a Definitive Material Agreement

On October 21, 2011, First Bancorp (the “Registrant”) entered into a Branch Purchase and Assumption Agreement (the “Agreeement”), a copy of which is attached hereto as Exhibit 10.1.  The Agreement, between First Bancorp’s subsidiary, First Bank, and Waccamaw Bankshares, Inc. and its subsidiary, Waccamaw Bank, provides for First Bank to acquire eleven branches from Waccamaw Bank, which includes assuming all deposits, selected performing loans, and all premises and equipment.  Deposits total approximately $180 million and loans total approximately $98 million.

The Agreement provides for the deposits to be purchased at the following premiums by account type, which is expected to result in a blended premium of approximately 1.5% of total deposits:

•	5.0% for noninterest demand deposit accounts

•	3.5% for negotiable order of withdrawal (“NOW”) accounts

•	3.0% for savings accounts

•	1.5% for money market accounts

•	0.0% for certificates of deposit

The Agreement provides for loans to be purchased at par (the amount of principal and interest receivable) and for premises and equipment to be purchased at net book value.

Approximately $31 million of the $98 million in loans being acquired are subject to a provision in the Agreement allowing First Bank to put the loans back to Waccamaw Bank at par value for any reason within twenty months following the closing date of the transaction.

Consummation of the transaction described in the Agreement is subject to regulatory approval and other customary conditions.

The foregoing summary of the Agreement does not describe all of the Agreement’s provisions and is qualified in its entirety by reference to the full text of the Agreement  thereto, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein.  The press release is attached as Exhibit 99.1.

Item 7.01 – Regulation FD Disclosure

On October 24, 2011, the Registrant issued a news release regarding its wholly owned subsidiary, First Bank, entering into a branch purchase and assumption agreement with Waccamaw Bankshares, Inc. and Waccamaw Bank.  A copy of this news release is attached hereto as Exhibit 99.1 and is incorporated by reference.

The information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference into any filing thereunder or under the Securities Act of 1933 unless expressly set forth by specific reference in such filing.

Item 9.01 -  Financial Statements and Exhibits

Exhibit 10.1 – Purchase and Assumption Agreement by and between First Bank and Waccamaw Bank and Waccamaw Bankshares, Inc.

Exhibit 99.1 – Press Release dated October 24, 2011

Disclosures About Forward Looking Statements
      The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in the forward looking statements.  For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Registrant and its management about future events.  The accuracy of such forward looking statements could be affected by  factors including, but not limited to, the financial success or changing conditions or strategies of the Registrant’s customers or vendors, fluctuations in interest rates, the Registrant’s level of success in integrating acquisitions, actions of government regulators, the availability of capital and personnel or general economic conditions.

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Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Bancorp

October 26, 2011	By:	/s/ Jerry L. Ocheltree
Jerry L. Ocheltree
President and Chief Executive Officer

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